UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 25, 2006
The Yankee Candle Company, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-15023	04-2591416

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (413) 665-8306

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Ex-99.1 Press Release dated October 25, 2006

Item 8.01. Other Events.
     On October 25, 2006, The Yankee Candle Company, Inc. (the “Company”) announced that it entered into a definitive merger agreement under which an affiliate of Madison Dearborn Partners, LLC will acquire all of the outstanding shares of common stock of the Company for approximately $1.4 billion in cash. The total value of the transaction, including assumed debt, is approximately $1.7 billion. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d)     Exhibits
     99.1     Press Release issued by The Yankee Candle Company, Inc. on October 25, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.

Date: October 25, 2006	By:	/s/ James A. Perley

James A. Perley, Senior Vice President
and General Counsel